4538 S. 140th St.

Omaha, NE 68137

(402) 614-0258 phone

http://www.gabrieltechnologies.com

Gabriel Technologies Announces Upcoming Launch of Trace Location Services

Asset Tracking Technology Integrates a-GPS, Wireless and Internet

Omaha, NE, December 7, 2005 -- Gabriel Technologies Corp. (OTC Bulletin Board: GWLK), a homeland security company focused on serving the transportation industry, announced today that it will formally launch its Trace location services in late January 2006.

Trace provides a flexible, rapidly deployable assisted-GPS location-based service that enables a wide array of customizable applications. The technology locates and/or tracks assets or people.  Trace owns a license to use Qualcomm SnapTrack’s a-GPS software for devices using the ReFlex wireless paging network.

CEO Keith Feilmeier said, “This launch represents an important new milestone for our company. We have spent considerable time and resources developing Trace in the last 18 months, and we are excited to bring the product to market. Trace’s proprietary two-way paging-over-wireless network software and web services interface are going to revolutionize how and where GPS can be applied. Trace’s staff and partners are recognized experts in two-way paging, wireless networking, nuclear applications, government contracting and financial management of technology and entrepreneurial ventures.”

Gabriel is initially targeting areas that have good ReFlex coverage, which is optimal for the Trace technology. Potential uses include:

• Emergency responder coordination and tracking
• Airline asset tracking at airports
• Manage movable assets and people
• Transportation and vehicular tracking

• Alzheimer patient tracking
• Postal shipment tracking
• Security for high-value cargo
• Tracking of assets and people on large campuses or highly congested areas

Trace intends to sell its services primarily through its network of licensed value-added resellers (VARs).  The VARs will manage marketing, Tier 1 support, ongoing customer billing and sales of the bundled airtime, service and devices. The VARs will pay Trace monthly for service based on locates and number of devices as well as an activation and deactivation fee.  Trace also will receive royalties on all devices sold.

About Trace Technologies

Trace Technologies, LLC is a wholly owned subsidiary of Gabriel Technologies Corporation. Trace location tracking provides enhanced location services to devices supporting Qualcomm’s SnapTrack™ assisted-GPS technology. Subscribers and licensees pay a fee to access the Trace SnapTrack-based location information to determine the precise location of enabled devices, such as the Trace Asset Tag. The company works with a number of value-added resellers and distribution partners to give the technology a greater reach of the tracking services market. Trace Technologies’ mission is to provide the highest quality security solutions available by creating innovation, proven technologies that can be implemented on a realistic basis. The company is headquartered in Omaha, Neb., with satellite offices in Seattle, Wash., and Dallas, Texas. For more information, visit http://www.trace-tech.net.

About Gabriel Technologies

Through its wholly owned subsidiary, Gabriel Technologies, LLC of Omaha, Neb., Gabriel Technologies Corp. develops, manufactures and sells a series of physical locking systems for the transportation and shipping industries collectively known as the WAR-LOK™ Security System. Security has evolved substantially in recent years due to increased risks from theft and terrorism. With the implementation of the award-winning WAR-LOK, Gabriel Technologies provides cost-efficient security measures to prevent national and global theft and homeland security issues. Gabriel Technologies’ mission is to provide the highest quality security products available to the transportation and shipping industries by creating innovative, proven technologies that can be implemented on a realistic basis. Gabriel Technologies Corp. is also the parent company of the next-generation-assisted GPS company, Trace Technologies, LLC, http://www.trace-tech.net. For more information about Gabriel, contact Dan Chicoine at (402) 614-0258 or visit http://www.gabrieltechnologies.com.

A profile on the business can be found at http://www.hawkassociates.com/gabriel/profile.htm.

Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor relations kit containing Gabriel Technologies’ press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Forward-Looking Statements: Investors are cautioned that certain statements contained in this document are “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Gabriel actions, which may be provided by management, are also forward-looking statements as defined by the act. These statements are not guarantees of future performance.